 As filed with the Securities and Exchange Commission on September 24, 2014

Registration No.  333-198375

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIR INDUSTRIES GROUP
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of
incorporation or organization)

80-0948413
(I.R.S. Employer Identification Number)

1479 North Clinton Avenue
Bay Shore, NY 11706
(631) 968-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Rettaliata
President and Chief Executive Officer
Air Industries Group
1479 North Clinton Avenue
Bay Shore, NY 11706
(631) 968-5000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Vincent J. McGill, Esq.
Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, New York 10016
(212) 561-3604

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

Explanatory Note

This amendment is being filed to file Exhibit 5.1 to the Registration Statement which has been revised in response to a letter of comment from the staff of the SEC.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants, units or debt securities.

4.1**	Form of specimen common stock certificate, if any

4.2*	Form of specimen certificate for preferred stock of registrant, if any.

4.3*	Certificate of designation for preferred stock, if any.

4.4**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.5**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of debt securities, if any.

4.7*	Form of warrant agreement and warrant certificate, if any.

4.8*	Form of unit agreement and unit certificate, if any.

5.1	Opinion of Eaton & Van Winkle LLP covering certain legal matters with respect to the validity of certain of the offered securities being registered.

23.1**	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., an independent registered public accounting firm.

23.2	Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature pages to the registration statement).

*     To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.
**   Filed as an exhibit to the registration statement as filed on August 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Bay Shore, New York on September 24, 2014.

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Scott A. Glassman
Scott A. Glassman
Chief Accounting Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons on September 24, 2014 in the capacities indicated.

	Signature	Capacity

/s/ Peter D. Rettaliata
	Peter D. Rettaliata	President, CEO and a Director
President and Chief Executive Officer (Principal Executive Officer)
/s/ Scott A. Glassman
	Scott A. Glassman	Chief Accounting Officer (Principal Financial and Accounting Officer)

*
	Michael N. Taglich	Chairman of the Board

*
	Seymour G. Siegel	Director

*
	Robert F. Taglich	Director

*
	David J. Buonanno	Director

*
	Robert Schroeder	Director

*
	Michael Brand	Director

* By:	/s/ Scott A. Glassman
Scott A. Glassman Attorney-in-fact